UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 21, 2018
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective as of August 21, 2018, Covanta Energy, LLC, a subsidiary of Covanta Holding Corporation (the “Company”), entered into a second amendment and restatement of the Amended and Restated Credit and Guaranty Agreement, dated as of April 10, 2015, as amended (the “First Amended and Restated Credit Agreement),with Bank of America, N.A. as Administrative Agent and Collateral Agent and the lenders named therein (the “Second Amended and Restated Credit Agreement”). The $1.3 billion Second Amended and Restated Credit Agreement now consists of a $900 million revolving credit facility and a $400 million term loan both of which are due August 2023. A portion of the proceeds of the new term loan were used to repay direct borrowings under the previous revolving credit facility and pay transaction fees and expenses. Initial pricing on the new revolving credit facility is LIBOR plus 2.00%. All other material provisions, including covenants, are substantially unchanged.

The foregoing description of the Second Amended and Restated Credit Agreement is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein. Further information on the First Amended and Restated Credit Agreement is available in the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2017 under "Notes to Consolidated Financial Statements."

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

10.1	Second Amended and Restated Credit and Guaranty Agreement dated as of August 21, 2018

99.1	Press Release, dated August 21, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2018

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amended and Restated Credit and Guaranty Agreement dated as of August 21, 2018

99.1	Press Release, dated August 21, 2018